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                                                                      EXHIBIT J.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 30, 2003, relating to the financial statements and financial highlights which appear in the September 30, 2003 Annual Report to the Board of Directors and Shareholders of the Wasatch Core Growth Fund, Wasatch Global Science & Technology Fund, Wasatch International Growth Fund, Wasatch Micro Cap Fund, Wasatch Micro Cap Value Fund, Wasatch Small Cap Growth Fund, Wasatch Small Cap Value Fund, Wasatch Ultra Growth Fund, and Wasatch-Hoisington U.S. Treasury Fund (constituting the Wasatch Funds, Inc., hereafter referred to as the "Funds"), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Investment Advisory and Other Services" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
January 23, 2004